Exhibit 99.1

Adient announces preliminary Q2 fiscal 2020 results; exploring funding options to further strengthen the balance sheet

> Adient to announce Q2FY20 financial results on May 5, 2020

PLYMOUTH, Mich., April 20, 2020 – Adient (NYSE: ADNT), a global leader in automotive seating, today reported certain preliminary financial results for the quarter ended March 31, 2020. Revenue in Q2FY20 is expected to be approximately $3.5B versus $4.2B in Q2FY19. Q2FY20 Adjusted EBITDA is expected to be between $200M and $210M (including ~$100M impact from COVID-19), versus $191M in the prior-year quarter. Free cash flow (operating cash flow, less capital expenditures) for the quarter is expected to be between $(140)M and $(160)M, versus $60M in the prior-year quarter. The negative impact of working capital movements (which is highly volatile to quarter close timing differences between periods) was the primary driver of the year-on-year decrease. For the March 31, 2020 YTD period, free cash flow is expected to be approximately breakeven versus $(212)M for the same period last year.
Additional details related to Adient’s second quarter results and outlook for the remainder of FY20 will be provided on May 5 during the company’s Q2FY20 earnings call.

“Adient’s preliminary Q2 results demonstrate the improvement phase of the company’s turnaround plan continues to accelerate. Excluding the ~$100M negative impact stemming from the COVID-19 crisis, Adient’s second quarter results were on pace to significantly outperform Q2FY19’s results,” said Doug Del Grosso, president and chief executive officer. “The team is acting quickly and decisively to execute actions designed to reduce the company’s cash burn rate and increase liquidity. We will continue to execute actions designed to protect the long-term health of Adient.”

Exploring additional options to strengthen the balance sheet
In March, Adient announced plans to draw down $825M in principal amount under its Asset Based Revolving Credit Facility. At March 31, 2020 Adient had approximately $1.8B of liquidity, comprised of cash on hand totaling $1,640M (including $825M of drawn revolver) and approximately $175M of remaining capacity under the revolving line of credit. As of April 20, 2020, the drawn portion of the revolver decreased to $688M and undrawn capacity totaled approximately $154M. Due to the fact availability under the Asset Based Revolving Credit Facility (backed by pledged assets/receivables) is expected to shrink during the prolonged auto production shutdown occurring in Europe and Americas, Adient is assessing additional funding options to further strengthen its balance sheet. Based on the current production environment in Europe and Americas, combined with actions executed to reduce the company’s cash burn rate, Adient estimates its cash burn rate (defined as net cash outflow associated with operating the company) will average approximately $175M per month (excluding dividends received from joint ventures and previously announced transactions). Adient is also taking actions to resize its cost structure to address the post-crisis sales environment, which the company expects will be smaller than before the pandemic.

Adient to discuss Q2FY20 financial results on May 5
Adient will host a conference call on May 5, 2020 at 8:30 a.m. (ET) to discuss its second quarter fiscal 2020 financial results. The call will be hosted by Adient’s president and chief executive officer, Doug Del Grosso, and executive vice president and chief financial officer, Jeff Stafeil.

A live webcast of the quarterly earnings conference call will be available on the investor section of the Adient website (http://investors.adient.com/).

Use of Non-GAAP Financial Information:
This press release contains expectations of Adient’s financial results which are not presented in accordance with U.S. GAAP. Specifically, expected Adjusted EBITDA is defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Adient’s management believes this information is useful to investors by providing important supplemental information regarding financial and business trends relating to Adient’s financial condition and results of operation. Investors should not consider Adjusted EBITDA as an alternative to related GAAP measures. Management uses Adjusted EBITDA to measure the performance of Adient’s operations for internal reporting, planning and forecasting purposes. Because the quarterly financial information contained in this press release is preliminary, Adient believes it remains forward-looking until the financial statements for the quarter have been finalized. Accordingly, a reconciliation of Q2FY2020 Adjusted EBITDA to income before income taxes and noncontrolling interests has not been provided due to the unreasonable efforts it would take to provide such reconciliations at this time in the quarterly financial preparation process.

About Adient:
Adient (NYSE: ADNT) is a global leader in automotive seating. With 83,000 employees in 34 countries, Adient operates 220 manufacturing/assembly plants worldwide. We produce and deliver automotive seating for all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design to engineering and manufacturing — and into more than 23 million vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:
Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, the ability of Adient to close the sale of its fabrics business, including receipt of necessary regulatory approvals, the ability of Adient to close the transactions subject to the Yanfeng agreement, the ability of Adient to effectively launch new business at forecasted and profitable levels, the ability of Adient to execute its turnaround plan, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the impact of tax reform legislation through the Tax Cuts and Jobs Act, the ability of Adient to meet debt service requirements, terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 22, 2019 and subsequent quarterly reports on Form 10-Q filed with the SEC, as well as within Adient’s Current Report on Form 8-K filed on April 20, 2020, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.
In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon.

CONTACT

Media:	Investors:
Mary Kay Dodero	Mark Oswald
T +1 734.254.7704	T +1 734.254.3372
Mary.Kay.Dodero@adient.com	Mark.A.Oswald@adient.com

# # #